EXHIBIT 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release:	Immediate

Media	Marvin Brown (281) 591-4212 Bruce Bullock (281) 591-4429
Investors	Maryann Seaman (312) 861-6414

FMC Technologies Vice President – Energy Systems to Address

Pritchard Capital Energy Partners Conference

HOUSTON, January 5, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that John T. Gremp, Vice President – Energy Systems, will present at the following event:

Analyst Conference:	Pritchard Capital Energy Partners Conference – San Francisco Thursday, January 6, 2005 at 2:15 P.M., Pacific Standard Time.

Presentation:	Presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor relations section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 8,600 people and operates 32 manufacturing facilities in 16 countries.

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